Exhibit 10.14
2020 OMNIBUS INCENTIVE COMPENSATION PLAN OF
AMETEK, INC.

PERFORMANCE RESTRICTED STOCK UNIT AWARD
FOR NON-U.S. RECIPIENTS

This PERFORMANCE RESTRICTED STOCK UNIT AWARD FOR NON-U.S. RECIPIENTS (“Award”), including any special terms and conditions for the recipient’s country as set forth in the addendum (“Addendum”) attached hereto (collectively, the “Agreement”), is granted as of the Award Date, by AMETEK, Inc., a Delaware corporation, to the Recipient.

W I T N E S S E T H :
WHEREAS, the Company has adopted the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”), pursuant to which the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, inter alia, award performance-based stock units to such employees or non-employee directors of the Company and its Affiliates as the Committee may determine, and subject to such terms, conditions and restrictions as the Committee may deem advisable; and

WHEREAS, pursuant to the Plan, the Committee has awarded to the Recipient a performance-based Stock Unit award (the “Performance Restricted Stock Unit Award”), subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Pursuant to the Plan, the Company hereby grants to the Recipient on the Award Date, a Performance Restricted Stock Unit Award, and such underlying units, the “Performance Restricted Stock Units,” are subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement. Capitalized terms not otherwise defined in this Award shall have the same meanings as defined in the Plan.

2.At such time as the Performance Restricted Stock Units become vested and nonforfeitable pursuant to Paragraph 3, the Company will deliver to the Recipient an unrestricted certificate for a number of shares of Company Stock equal to the number of Performance Restricted Stock Units that became vested (“PRSU Shares”) or an equivalent cash amount based on the value of a share of Company Stock, or a combination of the two, as determined by the Committee, in its discretion. The applicable date of delivery of the PRSU Shares or cash shall be no later than 60 days after the date or event on which the Performance Restricted Stock Units become vested and nonforfeitable pursuant to Paragraph 3, except as set forth in Paragraph 18.

3.Except as set forth in Paragraphs 3(b) or 3(c) below, the Performance Restricted Stock Units shall become vested and nonforfeitable on the date the results are determined by the Committee (to the extent eligible to vest as set forth in Paragraph 4 below and Exhibit A), which shall in any event occur within three months following the end of the Performance Period (as such term is defined in Exhibit A) (the “Vest Date”). Vesting is contingent on the Recipient’s continued employment through the Vest Date, except as set forth in Paragraphs 3(a), (b) and (c) below.

(a)In the event of the Recipient’s attainment of at least 55 years of age and at least ten years of service with the Company (or any Affiliate of the Company) at the date of the Recipient’s termination of employment from the Company (or any Affiliate of the Company) occurring on or after December 31st of the first calendar year of the Performance Period and provided that no reason for a termination for Cause by the Company (or an Affiliate of the Company, if applicable) exists on the date of the Recipient’s termination of employment (“Retirement”), then the Performance Restricted Stock Units shall remain outstanding and become vested and nonforfeitable on the Vest Date, to the extent that the performance goals are achieved, as determined by the Committee.
(b)In the event of death or Disability of the Recipient while employed by the Company (or any Affiliate of the Company) prior to the Vest Date, the Performance Restricted Stock Units shall become vested and nonforfeitable on the date of the Recipient’s death or Disability, as applicable, in an amount equal to the initial Performance Restricted Stock Units granted, as indicated in the “Total Granted” field on the cover page to this Award (the “Target Award”) (or, if a Change of Control has occurred prior to the Recipient’s death or Disability, at the CoC Performance Level (as described on Exhibit A)). If, following the Recipient’s termination of employment due to Retirement, the Recipient dies prior to the Vest Date, the Recipient’s Performance Restricted Stock Units will automatically vest at the Target Award level (or, if a Change of Control has occurred, at the CoC Performance Level) on the date of the Recipient’s death.
(c)If a Change of Control occurs prior to the Vest Date, the Performance Restricted Stock Units shall become vested at the CoC Performance Level on the Vest Date; provided that, except as set forth in (i), (ii) or (iii) below, the Recipient remains employed through the Vest Date.
(i)If, prior to the Vest Date, a Change of Control occurs and the Recipient incurs a Separation from Service with the Company

(or any Affiliate of the Company) on account of termination of employment by the Company (or an Affiliate of the Company, if applicable), other than for Cause, and such Separation from Service occurs upon or within 24 months following the Change of Control, the Performance Restricted Stock Units shall become vested at the CoC Performance Level on the date of the Recipient’s Separation from Service.
(ii)If the Recipient’s employment with the Company (or any Affiliate of the Company) terminates on account of Retirement before a Change of Control, and a Change of Control subsequently occurs prior to the Vest Date, the Performance Restricted Stock Units shall become vested at the CoC Performance Level on the date of the Change of Control.
(iii)If the Recipient’s employment with the Company (or any Affiliate of the Company) terminates on account of Retirement on or after a Change of Control, the Performance Restricted Stock Units shall become vested at the CoC Performance Level on the Recipient’s date of Retirement.
Except to the extent, if any, that the Performance Restricted Stock Units shall have become vested and nonforfeitable pursuant to the foregoing provisions of this Paragraph 3, if the Recipient otherwise ceases to remain in the employ of the Company and its Affiliates prior to the Vest Date, any unvested Performance Restricted Stock Units (and any dividends, distributions and adjustments retained by the Company with respect thereto) shall be forfeited.

For purposes of grants to Recipients outside of the United States, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in an Employer’s jurisdiction that likely would result in the favorable treatment that applies to Performance Restricted Stock Units under the Plan being deemed unlawful and/or discriminatory, the Company, in its sole discretion, shall have the power and authority to revise or strike certain provisions of the Agreement, including this Paragraph 3, to the minimum extent necessary to make it valid and enforceable to the full extent permitted under the law.

Furthermore, for purposes of the Performance Restricted Stock Units, the Recipient’s termination of employment or Separation from Service will be deemed to occur (regardless of the reason for such termination of employment or Separation from Service, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or rendering services, or the terms of his or her employment or service agreement, if any), and unless otherwise expressly provided in the Agreement or determined by the Company, the Recipient’s right to vest in the Performance Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Recipient’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Recipient is employed or the terms of his or her employment agreement, if any). The Committee shall have exclusive discretion to determine when the Recipient is no longer actively providing services for purposes of his or her Performance Restricted Stock Units (including whether the Recipient may still be considered to be providing services while on a leave of absence).

4.The number of Performance Restricted Stock Units which will be eligible to vest under this Award, if any, will be determined in accordance with Exhibit A. The maximum number of Performance Restricted Stock Units which can vest under this Award is 200% of the Target Award and the minimum number of Performance Restricted Stock Units which can vest is 0% of the Target Award.

5.The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Performance Restricted Stock Units, or any interest therein other than by will or the laws of descent and distribution, unless and until the Performance Restricted Stock Units have been settled as provided in this Award.

6.Prior to the issuance of PRSU Shares, Recipient will have no rights as a shareholder of the Company with respect to this Performance Restricted Stock Unit Award or the Performance Restricted Stock Units.

7.If the number of outstanding shares of Company Stock changes through the declaration of stock dividends or stock splits prior to the vesting date, the Performance Restricted Stock Units subject to this Award automatically will be adjusted, according to the provisions of Section 5(c) of the Plan. In the event of any other change in the capital structure or the Company Stock or other corporate events or transactions involving the Company, the Committee is authorized to make appropriate adjustments to this Award and the Performance Restricted Stock Units.

8.Recipient shall be credited with Dividend Equivalents with respect to outstanding Performance Restricted Stock Units prior to the applicable vesting date. Such Dividend Equivalents will be credited to the Recipient as a cash value plus interest, which shall be held by the Company subject hereto. For purposes of this Paragraph 8, interest shall be credited from the date a Dividend Equivalent with respect to the Performance Restricted Stock Units is made to the date on which the Company distributes such amounts to the Recipient, at the five-year Treasury Note rate, plus 0.5% as such rate is set forth in the Wall Street Journal as of the first business day of each calendar quarter. Dividend Equivalents shall be subject to the same terms and conditions, and shall vest and be paid, or be forfeited (if applicable), at the same time as the Performance Restricted Stock Units to which they relate.

9.The Recipient acknowledges and agrees that regardless of any action taken by the Company, or if different, the Subsidiary Corporation or Affiliate for which the Recipient provides services (the “Employer”) with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), employment tax, social insurance, national insurance contribution, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Recipient’s participation in the Plan and legally applicable to the Recipient (“Tax-

Related Items”), the ultimate liability for all Tax- Related Items is and remains the Recipient’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Recipient further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related items in connection with any aspect of the Performance Restricted Stock Units, including but not limited to, the grant, vesting or settlement of the Performance Restricted Stock Units, or the subsequent sale of PRSU Shares acquired under the Plan; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Restricted Stock Units to reduce or eliminate the Recipient’s liability for Tax-Related Items or achieve a particular tax result. Further, if the Recipient is subject to Tax-Related Items in more than one jurisdiction, the Recipient acknowledges and agrees that the Company or Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Recipient agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Recipient authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to Tax-Related Items by one or a combination of the following:
(a)withholding from the Recipient’s wages or other cash compensation paid to the Recipient by the Company, the Employer or any other subsidiary;
(b)withholding from the proceeds of the sale of PRSU Shares acquired at vesting of the Performance Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Recipient’s behalf pursuant to this authorization) without further consent;
(c)withhold such number of shares of Company Stock (thus reducing the number of shares to be issued to the Recipient) as shall have a Fair Market Value, valued on the date on which Tax-Related Items are determined, equal to the amount required to be withheld to satisfy the withholding obligations of the Company, the Employer or any other subsidiary (or successor or Affiliate’s); or
(d)any other method approved by the Committee and permitted by applicable laws.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Recipient may receive a refund of any over-withheld amount in cash (with no entitlement to the Company Stock equivalent) or, if not refunded, the Recipient may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding shares of Company Stock, for tax purposes, the Recipient is deemed to have been issued the full number of

PRSU Shares, notwithstanding that Company Stock is held back solely for purposes of satisfying the Tax-Related Items.
Finally, the Recipient agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Recipient’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the PRSU Shares or the proceeds of the sale of PRSU Shares, if the Recipient fails to comply with his or her obligations in connection with the Tax-Related Items.
Notwithstanding anything in this Paragraph 9 to the contrary, to avoid a prohibited acceleration under Section 409A (as defined below), if applicable, if shares of Company Stock underlying the Performance Restricted Stock Units will be withheld to satisfy any Tax-Related Items arising prior to the date of settlement of the Performance Restricted Stock Units for any portion of the Performance Restricted Stock Units that is considered an item of “nonqualified deferred compensation” subject to Section 409A, then the number of shares of Company Stock withheld shall not exceed the number of shares that equals the liability for the Tax-Related Items.
10.The Company and the Recipient each hereby agrees to be bound by the terms and conditions set forth in the Plan.

11.Any notices or other communications given in connection with this Award shall be sent either by registered or certified mail, return receipt requested, or by overnight mail, facsimile, or electronic mail to the Company and Recipient address or number of record or to such changed address or number as to which either party has given notice to the other party in accordance with this Paragraph 11. All notices shall be deemed given when so mailed, or if sent by facsimile or electronic mail, when electronic confirmation of the transmission is received, except that a notice of change of address shall be deemed given when received.

12.This Agreement and the Plan constitute the whole agreement between the parties hereto with respect to the Performance Restricted Stock Unit Award.

13.In accepting the Performance Restricted Stock Unit award, the Recipient acknowledges, understands and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (ii) the grant of Performance Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Performance Restricted Stock Units, even if such awards have been granted in the past; (iii) all decisions with respect to future awards, if any, will be at the sole discretion of the Company; (iv) the grant of the Performance Restricted Stock Units and the Recipient’s participation in the Plan shall not be construed as creating any contract of employment between the Company and the Recipient and does not entitle the Recipient to continue in the employ of the Company or its Affiliates, subject to the requirements of applicable law, or to any benefit other than that granted under this Agreement; (v) the Recipient is voluntarily participating in the Plan; (vi) the Performance Restricted Stock Units and the PRSU Shares are not intended to replace any pension rights or compensation; (vii) the Performance Restricted Stock Units and the PRSU Shares, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; (viii) the future value of the PRSU Shares is unknown, indeterminable and cannot be predicted with certainty; (ix) no right, claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Restricted Stock Units resulting from a termination of employment or Separation of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Recipient is employed or otherwise rendering services or the terms of the Recipient’s employment or service agreement, if any), and the Recipient irrevocably releases the Company and its Affiliates from any such rights, entitlement or claim that may arise, and in consideration of the grant, the Recipient agrees not to institute any claim against the Company, the Employer or any Subsidiary Corporation; if, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, to the extent permitted by applicable law, by signing the Award, the Recipient shall be deemed to have irrevocably waived the Recipient’s entitlement to pursue such rights or claim; (x) unless otherwise agreed with the Company, the Performance Restricted Stock Units and PRSU Shares, and the income from and value of same, are not granted as consideration for, or in connection with the service the Recipient may provide as a director of any Subsidiary Corporation or Affiliate; and (xi) neither the Company, the Employer or any Parent Corporation or Subsidiary Corporation shall be liable for any foreign exchange rate fluctuation between the Recipient’s local currency and the U.S. Dollar that may affect the value of the Performance Restricted Stock Units or any amounts due to the Recipient pursuant to the settlement of the Performance Restricted Stock Units or subsequent sale of PRSU Shares acquired upon settlement.

14.The Recipient agrees that, to the extent applicable, any shares granted hereunder will be subject to the Company’s policies with respect to the hedging and pledging of shares of Company Stock, stock ownership requirements, and clawbacks, in each case that the Company may have in effect from time to time, subject to the requirements of applicable law.

15.This Award shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Recipient and his or her heirs, executors, administrators and legal representatives. This Award shall not be assignable by the Recipient.

16.The Recipient understands that in order to perform its obligations under the Plan or for the implementation and administration of the Plan, the Company may collect, transfer, use, process, or hold certain personal or sensitive data about Recipient. Such data includes, but is not limited to Recipient’s name, nationality, citizenship, work authorization, date of birth, age, government or tax identification number, passport number, brokerage account information, address, compensation and equity award history, and beneficiaries’ contact information. Recipient explicitly consents to the collection, transfer (including to third parties in Recipient’s home country or the United States or other countries, such as but not limited to human resources personnel, legal and tax advisors, and brokerage administrators), use, processing, and holding, electronically or otherwise, of his/her personal information in connection with this or any other equity award. At all times, the Company shall maintain the confidentiality of Recipient’s personal information, except to the extent the Company is required to provide such information to governmental agencies or other parties and such actions will be undertaken by the Company only in accordance with applicable law.

17.If the Recipient resides in a country outside the United States, or is otherwise subject to the laws of a country other than the United States, the Performance Restricted Stock Units and the PRSU Shares acquired under the Plan shall be subject to the additional terms and conditions for the Recipient’s country set forth in the Addendum. Moreover, if the Recipient relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Recipient, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of the Agreement.

18.If the Recipient has received the Agreement or any other document related to the Performance Restricted Stock Units and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

19.The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on the Performance Restricted Stock Units and on any PRSU Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.The Recipient acknowledges that a waiver by the Company of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Recipient or any other participant in the Plan.

21.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company.

22.The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise enforceable, in whole or in part, then such provisions will be enforced to the maximum extent possible and other provisions will remain fully effective and enforceable.

23.Notwithstanding any other provision of the Plan or the Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the PRSU Shares, the Company shall not be required to deliver any PRSU Shares upon settlement of the awards prior to the completion of any registration or qualification of the Company Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Recipient understands that the Company is under no obligations to register or qualify the Company Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Company Stock. Further, the Recipient agrees that the Company shall have unilateral authority to amend the Agreement without his or her consent, to the extent necessary to comply with securities or other laws applicable to the issuance of Company Stock.

24.This Award shall be subject to and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of law.

25.The Recipient acknowledges that there may be certain foreign asset and/or account, exchange control, and/or tax reporting requirements which may affect the Recipient’s ability to acquire or hold PRSU Shares acquired under the Plan or cash received from participating in the Plan in a brokerage or bank account outside of the Recipient’s country. The Recipient may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Recipient may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Recipient’s country through a designated bank or broker within a certain time after receipt. The Recipient acknowledges that it is his or her responsibility to be compliant with such regulations, and the Recipient should speak to his or her personal advisor on this matter.

26.The Recipient acknowledges that, depending on his or her country of residence, or broker’s country of residence, or where the Company Stock is listed, the Recipient may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of Company Stock, rights to Company Stock or rights linked to the value of Company Stock, during such times as the Recipient is considered to have “inside information” regarding the Company (as defined by laws or regulations in the applicable jurisdiction of the Recipient’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Recipient places before possessing inside information. Furthermore, the Recipient may be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Recipient acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Recipient is advised to speak to his personal advisor on this matter.

27.The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or his or her acquisition of PRSU Shares. The Recipient should consult with his or her own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

28.This Award is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder (“Section 409A”), to the extent subject thereto, and shall be interpreted and administered accordingly. Notwithstanding Paragraph 3(c)(ii), if the Change of Control is not a “change in control event” under Section 409A, and if required by Section 409A, payment will not be made on the Change of Control and, instead, will be made within 60 days after the Vest Date. In addition, if required by Section 409A, if the Separation from Service described in Section 3(c)(i) or the Retirement described in Section 3(c)(iii) is not a Separation from Service and, in either case such Separation from Service in accordance with Section 3(c)(i) or 3(c)(iii) does not occur within two years after a Change of Control that is a “change in control event” under Section 409A, payment will instead be made within 60 days after the Vest Date. Notwithstanding the foregoing, the Company (including its Affiliates) shall not have any liability under the Plan or this Award for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or this Award, including any taxes, penalties or interest imposed under Section 409A. To the extent the Award is subject to Section 409A, each amount to be paid under this Award shall be construed as a separately identified payment for purposes of Section 409A. In addition, notwithstanding anything herein to the contrary, if the Recipient is deemed on the date of his or her Separation from Service to be a “specified employee” within the meaning of that term under Section 409A and the Recipient is subject to U.S. federal taxation, then, to the extent the settlement of the Performance Restricted Stock Units following such Separation from Service is considered the payment of “non-qualified deferred compensation” under Section 409A payable on account of a “separation from service,” such settlement shall be delayed until the first business day of the seventh month following the Recipient’s Separation from Service, or, if earlier, on the date of the Recipient’s death, solely to the extent such delayed payment is required in order to avoid a prohibited distribution under Section 409A.

29.The Recipient recognizes and acknowledges that, by reason of Recipient’s employment by and service to the Company or an Affiliate, Recipient has had and will continue to have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its Affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its Affiliates (“Confidential Information”). The

Recipient acknowledges that such Confidential Information is a valuable and unique asset and covenants that Recipient will not, either during or after Recipient’s employment by the Company, use or disclose any such Confidential Information except to authorized representatives of the Company or as required in the performance of Recipient’s duties and responsibilities. The Recipient shall not be required to keep confidential any Confidential Information which (i) is or becomes publicly available through no fault of the Recipient, (ii) is already in Recipient’s possession (unless obtained from the Company (or an Affiliate) or one of its customers) or (iii) is required to be disclosed by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the Recipient shall provide the Company written notice of any such order prior to such disclosure to the extent practicable under the circumstances and permitted by applicable law. Further, the Recipient shall be free to use and employ Recipient’s general skills, know-how and expertise, and to use, disclose and employ any contact information, generalized ideas, concepts, know-how, methods, techniques or skills, including, without limitation, those gained or learned during the course of the performance of Recipient’s duties and responsibilities hereunder, so long as Recipient applies such information without disclosure or use of any Confidential Information. Upon the Recipient’s Separation from Service, the Recipient will return (or destroy, if requested by Company) all Confidential Information to the Company to the fullest extent possible.

30.During the Recipient’s employment and at any time thereafter, the Recipient agrees not to at any time make statements or representations, orally or in writing, that disparage the commercial reputation, goodwill or interests of the Company (or an Affiliate), or any current or former employee, officer, or director of the Company (or an Affiliate). Nothing in this Award shall limit or otherwise prevent (i) any person from providing truthful testimony or information in any proceeding or in response to any request from any governmental agency or any judicial, arbitral or self-regulatory forum or as otherwise required by law; (ii) either party from enforcing the other terms of this Award; (iii) the Company (or an Affiliate) from reviewing the Recipient’s performance, conducting investigations and otherwise acting in compliance with applicable law, including making statements or reports in connection therewith, or making any public filings or reports that may be required by law; (iv) the Recipient from the performance of Recipient’s duties while employed by the Company (or an Affiliate); or (v) the Recipient from making a report to any governmental agency or entity, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, if Recipient has a reasonable belief that there has been a potential violation of federal or state law or regulation or from making other disclosures that are protected under the whistleblower provisions of any applicable federal or state law or regulation. No prior authorization to make any such reports or disclosures is required and the Recipient is not required to notify the Company that Recipient has made such reports or disclosures. The Recipient, however, may not waive the Company’s (or an Affiliate’s) attorney-client privilege.

31.Notwithstanding Paragraphs 29 and 30 above, the Recipient shall not be held criminally or civilly liable under any federal or state trade secret law act for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

32.In exchange for the valuable considerations included in this Award, at all times during the Recipient’s employment with the Company, and for a period of 24 months following the Recipient’s termination of employment with the Company for any reason, whether voluntary or involuntary, with or without cause, the Recipient shall not, on his or her own behalf or on behalf of any other person, firm, partnership, organization, agency, corporation or other entity, either directly or indirectly, to the fullest extent permitted by applicable law:
(a)solicit, recruit, hire, or engage in any manner, or facilitate the solicitation, recruitment, hire or engagement of any employee, consultant, or independent contractor of the Company or any of its Affiliates.
(b)induce, encourage or assist any director, officer, employee, agent, consultant, sales agent, sales agent representative, customer, or supplier of the Company or any of its Affiliates to terminate or alter his/her/its relationship with the Company or any of its Affiliates, or to join another business organization.
(c)solicit, accept or conduct, other than for the benefit of the Company, any business with any customer or prospective customer of the Company with whom or which the Recipient had contact or about which the Recipient learned Confidential Information during his or her employment with the Company that is competitive with the business of the Company in which the Recipient worked during his or her employment with the Company.
33.If a court determines that the non-solicitation provision, or any part thereof, is unenforceable because of the duration or scope of such provision, then the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.  In the case that any one or more of the provisions contained in this Award shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Award and this Award shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein

ADDENDUM
SPECIAL TERMS AND CONDITIONS TO

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. RECIPIENTS
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Performance Restricted Stock Unit Agreement for Non-U.S. Recipients (the “Agreement”) or in the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”).

Terms and Conditions
This Addendum includes special terms and conditions that govern the Performance Restricted Stock Units granted to the Recipient under the Plan if he or she resides and/or works in one of the countries listed below. If the Recipient is a citizen (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if he or she relocates to another country after the Performance Restricted Stock Units are granted, the Recipient acknowledges and agrees that the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Recipient.

Notifications
This Addendum also includes information regarding securities law, exchange controls and certain other issues of which the Recipient should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Recipient not rely on the information contained herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date by the time he or she vests in the Performance Restricted Stock Units or sells PRSU Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Recipient’s particular situation, and the Company is not in a position to assure the Recipient of a particular result. Accordingly, the Recipient is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Recipient’s particular situation.

Finally, if the Recipient is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if the Recipient relocated to another country after the grant of Performance Restricted Stock Units, the notifications contained herein may not be applicable to the Recipient in the same manner.

CANADA
Terms and Conditions
Nature of Grant. The following provision replaces paragraph 13 of the Agreement:

For purposes of the Performance Restricted Stock Units, the Recipient’s Separation from Service shall be deemed to occur (regardless of the reason for such Separation from Service, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or rendering services, or the terms of his or her employment or service agreement, if any) as of the date that is the earliest of (i) the date of Separation from Service, (ii) the date on which the Recipient receives a notice of Separation from Service, and (iii) the date on which the Recipient is no longer actively providing services to the Company, Affiliate or Subsidiary Corporation, and shall not be extended by any period following such day during which he or she is in receipt of or eligible to receive any notice of Separation from Service, pay in lieu of notice of Separation from Service, severance pay or any other payments or damages, whether arising under statute, contract or common law. The Committee shall have exclusive discretion to determine when the Recipient is no longer actively providing services for purposes of the Performance Restricted Stock Units (including whether the Recipient may still be considered to be providing services while on a leave of absence).

The following provisions apply if the Recipient resides in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as any documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be draw up in English.

Consentement Pour Recevoir Des Informations en Anglais. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Data Privacy. The following provision supplements paragraph 15 of the Agreement:

The Recipient hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Recipient further authorizes the Company, Affiliate and/or Subsidiary Corporation to disclose and discuss such information with their advisors. The Recipient also authorizes the Company, Affiliate and/or Subsidiary Corporation to record such information and to keep such information in the Recipient’s employment file.

Notifications
Securities Law Information. The Recipient is permitted to sell the PRSU Shares acquired under the Plan through the designated broker appointed under the Plan, provided the sale of shares takes place outside of Canada through the facilities of a stock exchange on which the Company Stock is listed.

Foreign Asset/Account Reporting Information. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including Performance Restricted Stock Units and PRSU Shares acquired under the Plan) annually on form Tl 135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the Recipient, the Performance Restricted Stock Units must be reported (generally at nil cost). For purposes of such reporting, Company Stock acquired under the Plan may be reported at their adjusted cost base. The adjusted costs basis of stock is generally equal to the fair market value of the stock at the time of acquisition; however, if the Recipient owns other stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted costs basis of the other stock. The Recipient should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

CZECH REPUBLIC
Regulatory
The Performance Restricted Stock Unit is not transferable and is not deemed to qualify as an offering of securities in the Czech Republic within the meaning of the Prospectus Regulation ((EU) Regulation 2017/1129). To the extent that a supervisory body would qualify the offering of the Performance Restricted Stock Unit or its underlying securities as an offering of securities within the meaning of the Prospectus Regulation, such offering will only be made in reliance of Article 1(4) of the Prospectus Regulation provided that no such offering of securities shall require Ametek, Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
Data Protection
The following provision replaces Paragraph 16 of the Award in its entirety:

The Recipient understands that the Company, the Employer and any other subsidiary of the Company or Affiliate (the “Controller”) may process certain personal information about the Recipient, including, but not limited to, the Recipient’s name, home address, email address and telephone number, date of birth, social insurance number, government or tax identification number, brokerage account information, passport or other identification number, salary, nationality, citizenship, work authorization, job title, any shares or directorships held in the Company, details of all Restricted Stock Awards or any other entitlement to Company Stock awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor and beneficiaries’ contact information (“Data”), for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan.

The legal basis for such processing and/or transfer of the Recipient’s Data is that such being necessary for purposes of implementing, administering and managing the Recipient’s participation in the Plan. The Recipient also understands that providing the Controller with Data is necessary to effectuate the Recipient’s participation in the Plan and that the Recipient’s refusal to do so would make it impossible for the Recipient to participate in the Plan.

The Recipient understands that Data may be transferred to the providers administering the Plan, e.g., Schwab Stock Plan Services, or other administrators that may be engaged by the Company in the future. The Recipient further understands that the Company, the Employer and other subsidiary or Affiliate of the Company may transfer Data among themselves as necessary for the purpose of the implementation, administration and management of the Recipient’s participation in the Plan. In addition, the Controller may disclose the Recipient’s Data to supervisory authorities, judicial bodies and other parties in accordance with applicable law. The Recipient understands that the recipients of the Data may be located in the United States or elsewhere, subject to appropriate safeguards, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Recipient’s country. The Recipient understands that he or she may request a list with the names and addresses of any potential recipients of the Data and a copy of the appropriate safeguards used for the transfer of Data by contacting his or her local human resources representative. The Recipient understands that he or she may contact the Controller by contacting the Recipient’s local human resources representative.

The Recipient understands that Data will be held only as long as is necessary to implement, administer and manage the Recipient’s participation in the Plan or as long as required by applicable law. The Recipient understands that he or she may, at any time, request access to Data, require rectification, erasure, restriction of processing, object to processing as well as exercise the right to data portability, as the case may be, by contacting in writing his or her local human resources representative.

The Recipient also has the right to file a complaint with the Czech Data Protection Authority (in Czech: “Úřad pro ochranu osobních údajů”), if the Recipient finds that the Controller processes the Recipient’s Data incorrectly.

CHINA
Terms and Conditions
The following terms and conditions apply only if the Recipient is subject to, as determined by the Company in its sole discretion, the Circular on Issues concerning Administration of Foreign Exchange Used for Domestic Individuals Participation in Equity Incentive Plan of Companies Listed Overseas (“Circular 7”) issued by the State Administration of Foreign Exchange (“SAFE”).

Immediate Sale Restriction. Due to exchange control laws in the People’s Republic of China, the Recipient understands and agrees that the Company may require that any PRSU Shares acquired upon the vesting and settlement of the Performance Restricted Stock Units be immediately sold. The Recipient further acknowledges and agrees that shares of Company Stock may be sold to satisfy any tax withholding obligation of the Employer with respect to the

Performance Restricted Stock Units. If the Company, in its discretion, does not exercise its right to require the automatic sale of PRSU Shares issuable upon vesting, as described herein, the Recipient understands and agrees that any PRSU Shares acquired by the Recipient under the Plan must be sold no later six (6) month after the Recipient’s Separation from Service, or within any other such time frame as permitted by the Company or required by the China SAFE. The Recipient understands that any PRSU Shares acquired by the Recipient under the Plan that have not been sold within six (6) months of the Recipient’s Separation from Service will be automatically sold by a designated broker at the Company’s discretion, pursuant to this authorization.
The Recipient agrees that the Company is authorized to instruct the designated broker to assist with the mandatory sale of such shares (on the Recipient’s behalf pursuant to this authorization), and the Recipient expressly authorizes the designated broker to complete such sale of PRSU Shares. The Recipient also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Recipient shall not be permitted to exercise any influence over how, when or whether the sale occurs. The Recipient acknowledges that the designated broker is under no obligation to arrange for the sale of the PRSU Shares at any particular price. Due to fluctuations in the Company Stock price and/or applicable exchange rates between vesting and (if later) the date on which the PRSU Shares are sold, the amount of proceeds ultimately distributed to the Recipient may be more or less than the market value of the PRSU Shares upon vesting (which is the amount relevant to determining the Recipient’s liability for Tax-Related Items). The Recipient understands and agrees that the Company is not responsible for the amount of any loss the Recipient may incur and the Company assumes no liability for any fluctuations in Company Stock price and/or any applicable exchange rate.
Upon the sale of the PRSU Shares, the Company agrees to pay the cash proceeds from the sale (less any Tax-Related Items, brokerage fees or commissions) to the Recipient in accordance with the applicable exchange control laws and regulations, including, but not limited to, restrictions set forth in this Addendum for China below under “Exchange Control Requirements.”
Exchange Control Requirements. By accepting the Performance Restricted Stock Unit award, the Recipient understands and agrees that, pursuant to local exchange control requirements, the Recipient will be required to immediately repatriate the cash proceeds from the sale of the PRSU Shares to China. The Recipient further understands that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company and/or a Subsidiary Corporation, and the Recipient hereby consents and agrees that any proceeds from the sale of any PRSU Shares the Recipient acquires may be transferred to such special account prior to being delivered to the Recipient. The Recipient further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China. The proceeds may be paid to the Recipient in U. S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Recipient understands and agrees that he or she will be required to set up a U.S. dollar bank account in China (if the Recipient does not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Recipient further understands and agrees that the Company and/or the Employer is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. The Recipient agrees to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to the Recipient through the special account described above. The Recipient further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with China exchange control requirements.

DENMARK
Terms and Conditions
Danish Stock Option Act. In accepting the Performance Restrict Stock Units, the Recipient acknowledges that he or she has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to the Recipient and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to the Recipient’s participation in the Plan.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements paragraph 13 of the Agreement:

In accepting the Performance Restricted Stock Units, the Recipient acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Notifications
Exchange Control and Tax Reporting Information. The Recipient may hold Company Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Company Stock is held with a non-Danish broker or bank, the Recipient is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Recipient must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both the Recipient and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Recipient acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Company Stock acquired under the Plan and held in such account to the Danish Tax Administration as part of the Recipient’s annual income tax return. By signing the Form V, the Recipient at the same time authorizes the

Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when the Recipient opens a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, the Recipient must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both the Recipient and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Recipient acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Recipient’s annual income tax return. By signing the Declaration K, the Recipient at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

Foreign Asset/Account Reporting Information. If the Recipient establishes an account holding Company Stock or cash outside Denmark, the Recipient must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described above.

FRANCE
Terms and Conditions
Non-Tax-Qualified Award. The Performance Restricted Stock Units are not eligible for the specific tax and social regime provided by section L. 225-197-1 to L. 225-197-6 of the French Commercial Code and the relevant sections of the French Tax Code or French Social Security Code.

Language Consent. By accepting the Agreement providing for the terms and conditions of the Recipient’s grant, the Recipient confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in the English language. The Recipient accepts the terms of these documents accordingly.

Consentement relative à la réception d’informations en langue anglaise. En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le Beneficiare confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le Beneficiare accepte les termes en connaissance de cause.

Notifications
Foreign Asset/Account Reporting Information. The Recipient may hold Company Stock acquired under the Plan provided the Recipient declares all foreign and bank and brokerage accounts (including accounts opened or closed during the tax year) in the Recipient’s tax return. Failure to comply may trigger significant penalties.

GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the Recipient makes or receives a payment in excess of this amount, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Data Protection. The Company and the Employer will at all times, in operating and administering the Plan, adhere to the applicable data protection laws, in particular the GDPR and the German Federal Data Protection Act and, if applicable internal codes or policies applicable to them. The Recipient has received from the Company or, if different, from his Employer, a privacy notice according to Art.13, 14 GDPR describing the details on the processing of his personal data in connection with the Plan. For the avoidance of doubt, the Company and/or Employer is not processing any personal data of the Recipient on the basis of the consent set out in paragraph 15 of this Agreement. If the Recipient will be asked for his consent for specific data processing operations this will be done by a separate declaration of consent.

HONG KONG
Terms and Conditions
Restrictions on Sale of Company Stock. Any Company Stock received at vesting is accepted as a personal investment. In the event the Performance Restricted Stock Units vest and Company Stock is issued to the Recipient within six (6) months of the award grant, the Recipient agrees that he or she will not sell any Company Stock acquired prior to the six-month anniversary of the grant.

Notifications
Securities Law Information. WARNING: Neither the grant of the Performance Restricted Stock Units nor the issuance of PRSU Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company or its Affiliates. The Agreement, including the Addendum, the Plan and other incidental communication materials distributed in connection with the Performance Restricted Stock Units (i) have not been prepared in accordance with and are not intended to constitute a “prospectus “ for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. If the Recipient has any questions regarding the contents of the Agreement, including the Addendum or the Plan, the Recipient should obtain independent professional advice.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for purposes of ORSO, then the Recipient’s grant shall be void.

ITALY
Terms and Conditions
Data Privacy. The following provision replaces paragraph 15 of the Agreement in its entirety:

The Recipient understands that the Company and any Subsidiary Corporation may hold certain personal information about the Recipient, including, but not limited to, the Recipient’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (to the extent permitted under Italian law), salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary Corporation, details of all Performance Restricted Stock Units or other entitlement to common units or equivalent benefits granted, awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering the Recipient’s participation in the Plan and complying with applicable laws, including community legislation.

The Recipient also understands that providing the Company with Data is necessary to effectuate the Recipient’s participation in the Plan and that the Recipient’s refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect the Recipient’s ability to participate in the Plan. The controllers of Data processing are Ametek, Inc. with registered offices at 1100 Cassatt Road, Berwyn, PA 19312, U.S.A., which is also the Company’s representative in Italy for privacy purposes pursuant to GDPR and Legislative Decree no. 196/2003, as amended by Legislative Decree no. 101/2018.

The Recipient understands that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processor”). An updated list of Processors and other transferees of Data is available upon request from the Employer.

Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Recipient understands that Data may also be transferred to the Recipient’s stock plan service provider, Schwab Stock Plan

Services, or such other administrator that may be engaged by the Company in the future. The Recipient further understands that the Company and/or any Subsidiary Corporation will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of the Recipient’s participation in the Plan. The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing the Recipient’s participation in the Plan. The Recipient understands that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending or terminating the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Recipient understands that Data processing for the purposes specified in the Agreement shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by applicable laws, with specific reference to GDPR and Legislative Decree no. 196/2003, as amended by Legislative Decree no. 101/2018. The processing activity, including the transfer of Data abroad, including outside of the European Economic Area, as specified in the Agreement does not require the Recipient’s consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the Plan. The Recipient understands that, pursuant to GDPR and Legislative Decree no. 196/2003, as amended by Legislative Decree no. 101/2018, the Recipient has the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting the Recipient’s local human resources representative. Finally, the Recipient is aware that Data will not be used for direct marketing purposes.

Grant Terms Acknowledgement. By accepting the Performance Restricted Stock Units, the Recipient acknowledges having received and reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. The Recipient further acknowledges that he or she has specifically read and expressly approves the following provisions of the Agreement: paragraphs 3, 9, 18 and 24.

Reporting requirements and taxes on financial activities held abroad

Individuals fiscally resident in Italy who hold abroad financial activities directly (i.e. without the interposition of an Italian financial intermediary), are required to fill in a specific section of the personal income tax return (so called “RW form”); they are also obliged to pay a flat tax at the rate of 0.2% on the value of such activities.

MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By accepting the Performance Restricted Stock Units, the Recipient acknowledges that he or she has received a copy of the Plan and the Agreement, including this Addendum, which he or she has reviewed. The Recipient further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Addendum. The Recipient also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in paragraph 13 of the Agreement, which clearly provides as follows:

(1)The Recipient’s participation in the Plan does not constitute an acquired right;
(2)The Plan and the Recipient’s participation in it are offered by the Company on a wholly discretionary basis;
(3)The Recipient’s participation in the Plan is voluntary; and
(4)The Company and its Subsidiary Corporations are not responsible for any decrease in the value of any PRSU Shares acquired under the Plan.
Labor Law Acknowledgement and Policy Statement. By accepting the Performance Restricted Stock Units, the Recipient acknowledges that the Company, with registered offices at 1100 Cassatt Road, Berwyn, PA 19312, U.S.A., is solely responsible for the administration of the Plan. The Recipient further acknowledges that his or her participation in the Plan, the grant of Performance Restricted Stock Units and any acquisition of PRSU Shares under the Plan do not constitute an employment relationship between the Recipient and the Company because the Recipient is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Recipient expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Recipient and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Recipient’s employment.

The Recipient further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Recipient’s participation in the Plan at any time, without any liability to the Recipient.

Finally, the Recipient hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its parent, subsidiaries, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation
Reconocimiento del Convenio de Concesión. Al aceptar el Premio,1 el Recipiente reconoce que ha recibido y revisado una copia del Plan y del Convenio, incluyendo este Apéndice. Además, el Recipiente reconoce y acepta todas las disposiciones del Plan y del Convenio, incluyendo este Apéndice. El Recipiente también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en el párrafo 13 del Convenio, que claramente establece lo siguiente:

(1)La participación del Recipiente en el Plan no constituye un derecho adquirido;
(2)El Plan y la participación del Recipiente en lo mismo es ofrecido por la Compañía de manera completamente discrecional;
(3)La participación del Recipiente en el Plan es voluntaria; y
(4)La Compañía y sus Corporaciones Subsidiaras no son responsables por ninguna disminución en el valor de las Acciones de PRSU (en Inglés, “PRSU Shares”) adquiridas en virtud del Plan.
Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el Premio, el Recipiente reconoce que la Compañía, con domicilio social en 1100 Cassatt Road, Berwyn, PA 19312, E.U.A., es la única responsable de la administración del Plan. Además, el Recipiente reconoce que su participación en el Plan, la concesión del Premio y cualquier adquisición de Acciones de PRSU en virtud del Plan no constituyen una relación laboral entre el Recipiente y la Compañía, en virtud de que el Recipiente está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Recipiente expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Recipiente y el Empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Empleador, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Recipiente.

Además, el Recipiente comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Recipiente en el Plan en cualquier momento, sin responsabilidad alguna al Recipiente.

Finalmente, el Recipiente manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Recipiente libera de la manera más amplia y total de responsabilidad a la Compañía, su padre y sus subsidiarias, sucursales, oficinas de representación, accionistas,
1 El término “Premio” se refiere al termino “Performance Restricted Stock Units” en Inglés.

directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

UNITED KINGDOM
Terms and Conditions
Form of Settlement. Notwithstanding any discretion in the Plan or anything contrary in the Agreement, the Performance Restricted Stock Units are payable in PRSU Shares only.

Responsibility for Taxes. The following provisions supplement paragraph 9 of the Agreement:

Without limitation to any provision of the Agreement, the Recipient agrees that the Recipient is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). The Recipient also agrees to indemnify and keep indemnified the Company and, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Recipient’s behalf.

Notwithstanding the foregoing, in the event that the Recipient is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Recipient understands that he or she may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Recipient, in case the indemnification could be considered to be a loan. In this case, the income tax not collected or paid may constitute a benefit to the Recipient on which additional income tax and National Insurance contributions may be payable. The Recipient understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which may also be recovered from the Recipient at any time by any of the means referred to in paragraph 9 of the Agreement.

Data Protection. The Company and the Employer will at all times, in operating and administering the Plan, be bound by the provisions (as from time to time in force) of the internal code and/or policies that regulate the Company's compliance with applicable data privacy laws and for this purpose, the Recipient has received from the Company or, if different, his Employer, a privacy notice that includes details of how his personal data may be used in connection with the Plan.
For the avoidance of doubt, the Company and/or the Employer is not processing any personal data of a Recipient on the basis of the consent set out in paragraph 15 of the Agreement.

SINGAPORE
Securities Law Information. The Performance Restricted Stock Units are being granted to the Recipient pursuant to the “Qualifying Person” exemption under section 273(1)(i) of the Securities and Futures Act of Singapore (Cap. 289). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If a Recipient is a director or CEO of a Singaporean Subsidiary Corporation or Affiliate, Recipient is subject to a requirement to notify such entity of the receipt of an interest (i.e. Performance Restricted Stock Units or PRSU Shares) in the Company and on the sale of any such interest. Notifications must be made within two (2) business days of the date of acquiring or disposing of any interest in the Company or the date of becoming a director / CEO.

Insider-Trading Notification. The Recipient should be aware of Singapore’s insider-trading rules, which may impact his or her acquisition or disposal of shares or rights to shares under the Plan. Under the Singapore insider-trading rules, the Recipient is prohibited from selling shares (including PRSU Shares) when he or she possesses information, not generally available, which the Recipient knows or should know will have a material effect on the price of the shares once such information is generally available.

Central Provident Fund (“CPF”) Contributions. Notwithstanding Paragraph 9 of the Agreement, if the Recipient is a citizen or permanent resident of Singapore, the Recipient and the Recipient’s employer shall make contributions to the CPF Board in accordance with the Central Provident Fund Act (Cap. 36) of Singapore as amended from time to time (the “CPF Scheme”). In relation to such contributions, the Recipient’s employer shall deduct from the Recipient’s salary the mandatory contributions required to be made by the Recipient under the CPF Scheme.

Leaving Singapore Withholding Tax Notification. Any foreign citizen or Singapore permanent resident leaving Singapore for more than 3 months and ceasing employment shall be taxed on a “deemed exercise” basis in respect of any Performance Restricted Stock Units which have been granted in respect of his/her Singapore employment and are not forfeited at the point of cessation of his/her employment. The deemed gains are based on the market value one month before the Recipient ceases employment in Singapore or the date of grant (whichever is the later). If the actual gain is less than the deemed gain, the Recipient may seek a refund within 4 years from that year of assessment.

SWITZERLAND
Labor Law Acknowledgement (to be signed by Employee).
•The Employee agrees to participate in the Omnibus Incentive Compensation Plan (the “Plan”) sponsored by AMETEK, INC.
•The Employee expressly acknowledges that the contractual party to the Plan is AMETEK, Inc. and that participation in the Plan, the grant of Performance Restricted Stock Units and any acquisition of PRSU Shares under the Plan do not constitute an employment relationship between the Employee and AMETEK, INC.
•The Employee is aware of and accepts Paragraph 23 of the Plan which states that the Plan is governed by the laws of the State of Delaware and that place of jurisdiction is Chester County, or the federal courts for the United States for the District of Pennsylvania.
Place:
Date:

___________________________________________
Name of Swiss Employee:

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT
Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Ametek, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your performance restricted stock unit (“PRSU”) grant are described in detail in the Plan, Performance Restricted Stock Unit Agreement for Global Recipients (the “Agreement”) and the applicable country-specific supplement, which have been made available to you.

1.Date of grant of unfunded right to receive stock upon satisfying certain conditions
The grant date of your PRSUs is the date that the Company approved a grant for you, which is set forth in the Agreement.
2.Terms or conditions for grant of a right to future award of stock
Only persons identified in Section 6 of the Plan are eligible to participate in the Plan. The grant of PRSUs under the Plan is offered at the sole discretion of the Company and is intended to achieve the purposes identified in Section 6 of the Plan, including (among other things) encouraging share ownership in the Company by employees of the Company and any parents and subsidiaries that exist now or in the future. The Company may decide, in its sole discretion, not to make any PRSU grants to you in the future. Under the terms of the Plan, the Agreement and the applicable country-specific supplement, you have no entitlement or claim to receive future PRSU grants or awards in lieu of PRSUs.
3.Vesting Date or Period
Generally, your PRSUs will vest over a number of years, and subject to performance criteria, as provided in your Agreement. Your PRSUs shall be converted into an equivalent number of shares of the common stock of the Company upon vesting, assuming the performance criteria is also met.
4.Exercise Price
No exercise price is payable upon the vesting of your PRSUs and the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.

5.Your rights upon termination of employment
The treatment of your PRSUs upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan, the Agreement and the applicable country-specific supplement are more favorable to you than Sections 4 and 5 of the Stock Option Act.
6.Financial aspects of participating in the Plan
The grant of PRSUs has no immediate financial consequences for you. The value of the PRSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.
AMETEK, INC.
1100 Cassatt Road
Berwyn, PA 19132
U.S.A.